SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 and 15(d) of the
                        Securities Exchange Act of 1934


Date  of  Report (date of earliest event reported):  May 29, 2003 (May 28, 2003)


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

     Wyoming                         0-6814                          205516
-----------------               ----------------               -----------------
(State or other jurisdiction       (Commission                 (I.R.S.  Employer
     of incorporation)               File No.)               Identification No.)


Glen  L.  Larsen  Building
877  North  8th  West
Riverton,  WY                                                          82501
--------------------------------------------                       -------------
(Address  of  Principal  Executive  Offices)                        (Zip  Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
              (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM  5.  OTHER  EVENTS

     The Company announced that on May 28, 2003, it received the Amended Minute Order from the U.S. District Court for Colorado, which stated:

"After review of the transcript of hearing held May 16, 2003 and to clarify this Court's minute order of May 19, 2003, the briefing schedule is set out as follows:

          Plaintiffs' (USECC) unopposed motion for extension of time to file supplemental objections to the Report of the Special Master is GRANTED to and including May 27, 2003.

          Defendants (Nukem) will then have until June 10, 2003 to respond to plaintiffs' supplemental objections. Plaintiffs will then have until June 20, 2003 to reply to defendants' response.

          Plaintiffs' have to and including May 27, 2003 to respond to Nukem's motion to adopt Report of Special Master.

          Defendants will have until June 20, 2003 to reply to plaintiffs' response to its motion to adopt Report of Special Master."

The Report was filed with the Court "under seal" and the Company is prohibited by law, from disclosure of the particulars of the accounting report to anyone, except executive officers and legal counsel. At such time the Court permits release of the report, the particulars will be reported in further press release and a Form 8-K.

FORWARD  LOOKING  STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             U.S.  ENERGY  CORP.


Dated:  May  29,  2003                  By:       /s/  Daniel  P.  Svilar
                                             -----------------------------------
                                             DANIEL  P.  SVILAR,  Secretary